American Funds Fundamental Investors
June 30, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$264,040
Class C	$3,217
Class T*	$-
Class F-1	$13,862
Class F-2	$48,675
Class F-3	$13,953
Total	$343,747
Class 529-A	$10,623
Class 529-C	$564
Class 529-E	$323
Class 529-T*	$-
Class 529-F-1	$682
Class R-1	$192
Class R-2	$1,034
Class R-2E	$98
Class R-3	$7,985
Class R-4	$12,294
Class R-5	$12,449
Class R-5E	$71
Class R-6	$67,919
Total	$114,234
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.3100
Class C	$0.0757
Class T	$0.1856
Class F-1	$0.2895
Class F-2	$0.3563
Class F-3	$0.3986
Class 529-A	$0.2872
Class 529-C	$0.0646
Class 529-E	$0.2203
Class 529-T	$0.1775
Class 529-F-1	$0.3514
Class R-1	$0.0754
Class R-2	$0.0785
Class R-2E	$0.1824
Class R-3	$0.2062
Class R-4	$0.2930
Class R-5E	$0.3558
Class R-5	$0.3794
Class R-6	$0.3938
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	852,217
Class C	42,133
Class T*	-
Class F-1	47,696
Class F-2	110,068
Class F-3	72,336
Total	1,124,450
Class 529-A	37,575
Class 529-C	8,763
Class 529-E	1,482
Class 529-T*	-
Class 529-F-1	1,979
Class R-1	2,499
Class R-2	13,012
Class R-2E	644
Class R-3	38,409
Class R-4	41,826
Class R-5	32,840
Class R-5E	210
Class R-6	179,489
Total	358,728
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$58.90
Class C	$58.61
Class T	$58.90
Class F-1	$58.87
Class F-2	$58.89
Class F-3	$58.89
Class 529-A	$58.83
Class 529-C	$58.75
Class 529-E	$58.77
Class 529-T	$58.89
Class 529-F-1	$58.78
Class R-1	$58.62
Class R-2	$58.59
Class R-2E	$58.66
Class R-3	$58.76
Class R-4	$58.78
Class R-5E	$58.83
Class R-5	$58.94
Class R-6	$58.91
*Amount less than one thousand